Exhibit 23.1

            Consent of Independent Public Accountants

The Board of Directors
Sanguine Corporation:

     We consent to incorporation by reference in the registration statement No. 333-102389 on Form S-8 of Sanguine Corporation and in the registration statement No. 333-87140 on Form S-3 of Sanguine Corporation, of our report dated March 12, 2002, relating to the financial statements of Sanguine Corporation as of December 31, 2001, which report appears in the December 31, 2002, annual report on Form 10-KSB of Sanguine Corporation.


                         /s/Tanner + Co.

Salt Lake City, Utah
May 25, 2004